Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Snowdon Resources Corporation on Form SB-2 of our Report of Independent Registered Public Accounting Firm, dated June 1, 2006, on the balance sheet of Snowdon Resources Corporation as at April 30, 2006, and the related statements of operations, cash flows, and stockholders' deficiency for the period from March 1, 2006 (date of inception) to April 30, 2006.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada	"Morgan & Company"

June 12, 2006	Chartered Accountants